Exhibit 3.10
BYLAWS
OF
DART HELICOPTER SERVICES, INC.
(the “Corporation”)
ARTICLE I
OFFICES
1.1    Registered Office. The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, 19904, and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.
1.2    Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
CORPORATE SEAL
2.1    Corporate Seal. The Corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board of Directors, and the Corporation may use such seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE III
STOCKHOLDERS’ MEETINGS
3.1    Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 1.2 hereof.
3.2    Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such day as determined by the Board of Directors. At the meeting, the stockholders shall elect directors by ballot, by plurality vote, and may transact such other business as may properly come before the meeting.
3.3    Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning ten percent (10%) or more of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat (unless a lesser number shall otherwise be allowed to call such meetings by statute).

3.4    Notice Of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour of the meeting, the means of remote communication(s), if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”)), and, in the case of a special meeting, the purpose or purposes of the meeting. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and otherwise is given when delivered. Notice of the time, place, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.
3.5    Quorum. At all meetings of stockholders, except where otherwise provided by DGCL, the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of votes cast at the meeting shall be the act of such class or classes or series.

3.6    Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication(s), if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 211(a)(2) of the DGCL), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
3.7    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 7.4 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.
3.8    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clauses (b) and (c) shall be a majority or even-split in interest.
3.9    List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 3.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

3.10    Action without a Meeting. The stockholders may take action which they are required or permitted to take, without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.
3.11    Organization.
(a)At every meeting of stockholders, (i) the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been appointed or is absent, (ii) the Chief Executive Officer or, if the Chief Executive Officer is absent, (iii) the President or, if the President is absent, (iv) such person as the Chairman of the Board of Directors shall appoint or, if such Chairman has not been appointed, (v) any officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting. The Secretary, or, in his absence, such person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b)The Board of Directors shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board of Directors may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.
(c)The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV
DIRECTORS
4.1    Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

4.2    Number and Qualifications. The Board of Directors shall initially consist of two (2) members, but the number of members constituting the Board of Directors may be increased or decreased from time to time by resolution adopted by the whole Board. Directors need not be stockholders of the Corporation nor residents of the State of Delaware.
4.3    Term of Office. Except as otherwise provided by law or by the Certificate of Incorporation, the term of each director hereafter elected shall be from the time of his or her election and qualification until the next annual meeting following such election and until a successor shall have been duly elected and qualified or until such director’s earlier resignation or removal.
4.4    Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 4.4 in the case of the death, removal, disqualification or resignation of any director.
4.5    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.
4.6    Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any one or more or all of the directors may be removed from the Board of Directors, but only for cause and only by the affirmative vote of the holders of at ]east a majority of the voting power of all then outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class.
4.7    Meetings.
(a)Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.
(b)Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Chief Executive Officer, or a majority of the directors then in office.

(c)Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)Notice of the time and place of all special meetings of the Board of Directors shall be given to each director (i) by giving notice to such director in person or by telephone, including a voice messaging system or other system designed to record and communicate messages, during normal business hours, at least twenty-four (24) hours before the meeting, (ii) by sending a telegram or delivering notice by facsimile transmission, by electronic mail or by hand, to such director at his last known business or home address, during normal business hours, at least twenty-four (24) hours before the meeting, or (iii) by mailing notice, via first class United States mail, to such director at his last known business or home address at least three (3) days in advance of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice of a special meeting of the Board of Directors need not specify the purpose of the meeting.
(e)The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.
4.8    Quorum And Voting.
(a)Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the directors then in office. In the event one or more directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of directors constitute a quorum. At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
4.9    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.10    Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, or any committee thereof, including, if so approved by resolution of the Board of Directors or such committee, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
4.11    Committees.
(a)The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but no committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any provision of these Bylaws.
(b)The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) and (b) of this Section 4.11, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c)Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4.11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

4.12    Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is absent, the President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, such person appointed by the chairman of the meeting, shall act as secretary of the meeting.
ARTICLE V
OFFICERS
5.1    Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors or a committee thereof.
5.2    Tenure And Duties Of Officers.
(a)All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, subject to the rights, if any, of an officer under contract of employment. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)The Chairman of the Board of Directors, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board of Directors shall also be the Chief Executive Officer of the Corporation and as such shall also have the powers and duties prescribed in Section 5.2(c) below.
(c)Subject to such supervisory powers, if any, as the Board of Directors may give to the Chairman of the Board of Directors, the Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board of Directors. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors.

(d)In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors, these Bylaws, the Chief Executive Officer or the Chairman of the Board of Directors.
(e)In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chairman of the Board of Directors, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.
(f)The General Counsel, if any, shall serve as the Corporation’s primary in-house legal counsel and shall discharge such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.
(g)The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors and any committee(s) of the Board of Directors, required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
(h)The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Board of Directors and Chief Executive Officer, or in the absence of a Chief Executive Officer, the President, whenever they request, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In lieu of any contrary resolution duly adopted by the Board of Directors, the Chief Financial Officer shall also be the Treasurer of the Corporation.
(i)The Assistant Secretary(ies), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
(j)The Assistant Treasurer(s), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
5.3    Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
5.4    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.
5.5    Removal. Subject to the rights, if any, of an officer under contract of employment, any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION
6.1    Execution Of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
6.2    Voting Of Securities Owned By The Corporation. All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.
ARTICLE VII
SHARES OF STOCK
7.1    Form And Execution Of Certificates. Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
7.2    Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
7.3    Transfers.
(a)Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.4    Fixing Record Dates.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
7.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION
8.1    Execution Of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal, if any, may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and, if applicable, attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.
ARTICLE IX
DIVIDENDS
9.1    Declaration Of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
9.2    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
FISCAL YEAR
10.1    Fiscal Year. The Corporation shall initially have a fiscal year that corresponds with the calendar year. The Board of Directors of the Corporation shall have authority from time to time to determine whether the Corporation shall operate upon a calendar year basis or upon a fiscal year basis, and if the latter, said Board of Directors shall have power to determine when the said fiscal year shall begin and end.

ARTICLE XI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
11.1    Right To Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.3, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.
11.2    Pre-Payment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise.
11.3    Claims. If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article XI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this Article XI and applicable law.
11.4    Non-Exclusivity Of Rights. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, these Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.
11.5    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XI, the DGCL or otherwise.

11.6    Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article XI after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
11.7    Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the fullest extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director, officer, employee and agent to the fullest extent under any other applicable law.
ARTICLE XII
NOTICES
12.1    Notices.
(a)Written notice to stockholders of stockholder meetings shall be given as provided in Section 3.4 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.
(b)Notice to directors of special meetings shall be given as provided in Section 4.7(d) herein. Subject to the preceding sentence and except as expressly stated otherwise herein, notice may otherwise be given by the methods stated in subsection (a) above.
(c)An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d)It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more recipients, and any other permissible method or methods may be employed in respect of any other or others.
(e)Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that the Corporation did not give notice to persons not required to be given notice pursuant to Section 230(b) of the DGCL. The exception in clause (i) above to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
(g)Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall be deemed to have been given if such stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.
(h)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission previously consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Notice given pursuant to the above paragraph shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 12.1 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the DGCL.
ARTICLE XIII
AMENDMENTS
13.1    Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
ARTICLE XIV
RECORDS AND REPORTS
14.1    Maintenance And Inspection Of Records.
(a)The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, minute books, accounting books and other records. Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
(b)Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

14.2    Inspection By Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
ARTICLE XV
CONSTRUCTION
15.1    Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. The singular number includes the plural, and the plural number includes the singular. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine and/or neuter, as the identity of the person or persons so designated may require.
Dated: July 31, 2011.